Exhibit 10.2
SHARE SURRENDER AGREEMENT
     THIS SHARE SURRENDER AGREEMENT (this “Agreement”) is made as of this 14th day of July, 2008, by and among Longfoot Communications Corp., a Delaware corporation (the “Company”), Frost Gamma Investments Trust (“FGIT”), Dr. Jane Hsiao (“Dr. Hsiao”), Dr. Subbarao Uppaluri (“Dr. Uppaluri”), Steven D. Rubin (“Rubin”), Sim Farar (“Farar”) and PP6O, LLC (“PP6O”, and together with FGIT, Dr. Hsiao, Dr. Uppaluri, Rubin and Farar, the “Stockholders” and each such person, a “Stockholder”).
     WHEREAS, in connection with the transactions contemplated by a Merger Agreement (as may be amended or supplemented, the “Merger Agreement”), to be dated on or about the date hereof, by and among the Company, Kidville Holdings, LLC, a Delaware limited liability company, and Kidville Merger Corp. Inc., a Delaware corporation, the Stockholders have deemed it appropriate to surrender to the Company certain shares (the “Shares”) of common stock, par value $0.001 per share, of the Company, as set forth on Schedule A hereto.
     NOW, THEREFORE, in consideration for their mutual promises and intending to be legally bound, the Parties agree as follows:
     1. Surrender of Shares
          (a) Surrender and Acceptance by Company. The Stockholders hereby surrender (the “Surrender”) to the Company, and the Company hereby accepts from the Stockholders, the Shares, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind.
          (b) Effective Time of Surrender. The Surrender shall become effective at one minute prior to the Effective Time (as defined in the Merger Agreement).
     2. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply.
     3. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.
     4. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall be deemed originals for all purposes of this Agreement.
     5. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, FGIT or PP6O, whether by merger, consolidation, sale of stock, sale of assets or otherwise.
[Signatures Follow on Next Page]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

LONGFOOT COMMUNICATIONS CORP.
By:	/s/ Alan Jay Weisberg
	Name:	Alan Jay Weisberg
	Title:	Chief Financial Officer

FROST GAMMA INVESTMENTS TRUST
By:	/s/ Dr. Phillip Frost
	Name:	Dr. Phillip Frost
	Title:	Trustee

PP6O, LLC
By:	/s/ Sim Farar
	Name:	Sim Farar
	Title:	Member

/s/ Dr. Jane Hsiao, Ph.D.
Dr. Jane Hsiao, Ph.D.

/s/ Dr. Subbarao Uppaluri
Dr. Subbarao Uppaluri

/s/ Steven D. Rubin
Steven D. Rubin

/s/ Sim Farar
Sim Farar

Signature Page to Share Surrender Agreement

Schedule A

Stockholder	Number of Shares Surrendered
Frost Gamma Investments Trust	1,168,836
Dr. Jane Hsiao	292,208
Dr. Subbarao Uppaluri	81,169
Steven D. Rubin	81,169
Sim Farar and PP6O, LLC, collectively	586,672